LONE STAR LIQUIDATING TRUST AGREEMENT




                          Dated as of February 19, 1997





                                 Established by


                               I.C.H. CORPORATION
                      (including CARE FINANCIAL CORPORATION
                          and SWL HOLDING CORPORATION)


                                       and


                                   Accepted by

                                 SUSAN A. BROWN

                                       as

                                Managing Trustee




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                                TABLE OF CONTENTS

                                                                            Page

I. DEFINITIONS                                                                 2


        1.1 General                                                            2


        1.2 Certain Definitions                                                2


II. CREATION OF THE TRUST                                                      4


        2.1 Purpose of Trust                                                   4


        2.2 Appointment and Acceptance of Managing Trustee                     4


        2.3 Appointment and Acceptance of Supervisory Trustees                 4


        2.4 Name of Trust                                                      4


        2.5 Transfer of Trust Assets to Trust                                  4


        2.6 Causes of Action                                                   5


        2.7 Termination of The Trust                                           5


III.  RIGHTS, POWERS AND DUTIES OF MANAGING TRUSTEE                            6


        3.1 Declaration Acknowledged in Beneficial Interest                    6


        3.2 Management of Trust                                                6


        3.3 May Incur Debt                                                     7


        3.4 Recovery on Causes of Action                                       7


        3.5 Distribution of Available Cash                                     7


        3.6 Assets Distributable to Unlocated Beneficiaries                    7


        3.7 Investments                                                        8


        3.8 Reserves                                                           8


                3.8.1 Disputed Claims Reserves                                 8



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                3.8.2 Operating Reserve                                        8


        3.9 Selection of Agents                                                8


        3.10 Records and Reporting                                             9


                3.10.1 Records                                                 9


                3.10.2 Periodic Reports                                        9


                3.10.3 Tax Information                                        10


                3.10.4 Additional Reports and Filings                         10


        3.11 Disposition of Assets to Debtors and Other Interested Parties    10


IV. TRUSTEES                                                                  10


        4.1 The Managing Trustee                                              10


                4.4.1 Independent Managing Trustee                            10


                4.1.2 Managing Trustee's Compensation and Reimbursement       11


                4.1.3 Resignation                                             11


                4.1.4 Removal                                                 11


                4.1.5 Appointment of Successor Managing Trustee               11


        4.2 Supervisory Trustees                                              12


                4.2.1 Resignation                                             12


                4.2.2 Removal                                                 12


                4.2.3 Appointment of Successor Supervisory Trustee            12


                4.2.4 Supervisory Trustees' Compensation and Expenses         12


        4.3 Actions Requiring the Consent of Supervisory Trustees             12


                4.3.1 Termination, Extension of Trust; Amendment of Agreement 12


                4.3.2 Agreements, Documents, Instruments                      12


                4.3.3 Borrowing                                               13


                                       ii

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                4.3.4 Investment                                              13


                4.3.5 Reserves                                                13


                4.3.6 Distributions from Trust                                13


                4.3.7 Action and Proceedings                                  13


                4.3.8 Transfers of Trust Certificates                         13


                4.3.9 Governmental Filings                                    13


                4.3.10 Sales or Transfers of Assets                           13


        4.4 Method of Obtaining Approval of Supervisory Trustees              13


        4.5 Reliance by Trustees                                              14


        4.6 Trustee's Standard of Care; Exculpation                           14


        4.7 Indemnification                                                   15


        4.8 Insurance                                                         15


        4.9 No Liability for Acts of Predecessors                             15


        4.10 No Implied Obligations                                           15


        4.11 No Personal Obligation for Trust Liabilities                     15


        4.12 Bond Requirement; Exercise of Powers                             15


        4.13 Trust Continuance                                                15


        4.14 Effect of Trust on Third Parties                                 15


V. [RESERVED]                                                                 15


VI. RIGHTS, POWERS AND DUTIES OF BENEFICIARIES                                15


        6.1 Nature of Certificates                                            15


        6.2 Transfer and Exchange                                             16


                6.2.1 Appointment of Registrar and Transfer Agent             16


                6.2.2 Registration and Transfer of Trust Interests            16


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                6.2.3 Access to Register by Trust Beneficiaries               17


        6.3 Absolute Owners                                                   17


        6.4 Issuance of Certificates Upon Transfer                            17


        6.5 Mutilated, Lost, Stolen or Destroyed Certificates                 17


        6.6 Record Date                                                       17


        6.7 Interest Beneficial Only                                          18


        6.8 Exemption from Registration                                       18


        6.9 Votes by Beneficiaries                                            18


        6.10 Effect of Death, Incapacity, or Bankruptcy of Beneficiary        18


        6.11 Conflicting Claims                                               18


VII. MISCELLANEOUS                                                            19


        7.1 Applicable Law                                                    19


        7.2 Relationship Created                                              19


        7.3 Interpretation                                                    19


        7.4 Partial Invalidity                                                19


        7.5 Entire Agreement                                                  19


        7.6 Counterparts                                                      19


        7.7 Notices                                                           20


        7.8 Effective Date                                                    20


        7.9 Tax Provisions                                                    20


                7.9.1 Income Tax Status                                       20


                7.9.2 Tax Returns and Reports                                 21


                7.9.3 Withholding                                             21


                7.9.4 Tax Identification Numbers                              21


                                       iv

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                7.9.5 Tax Year                                                21


        7.10 Amendment of Trust                                               21


VIII. RETENTION OF JURISDICTION                                               21


        8.1                                                                   21


                                        v

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                      LONE STAR LIQUIDATING TRUST AGREEMENT

     This Lone Star Liquidating Trust Agreement (the "Agreement"), dated as of February 19, 1997, is established by I.C.H. Corporation (including Care Financial Corporation and SWL Holding Corporation, the "Debtors") pursuant to the Debtors' First Amended Joint Amended Plan of Reorganization, as amended (the "Joint Plan") in the Chapter 11 case styled In re I.C.H. Corporation et al, Case No. 395-36351-RCM-11 (the "Case"), in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Court"), and is accepted by the Managing Trustee (as defined in Section 1.2 of this Agreement) for the benefit of the Trust Beneficiaries (as defined in Section 1.2 of this Agreement).

     WHEREAS, on October 10, 1995, the Debtor filed its voluntary petition pursuant to Chapter 11 of the Bankruptcy Code with the Court;

     WHEREAS, the Court confirmed the Joint Plan by entering the Order Confirming Joint Plan on February 7, 1997;

     WHEREAS, the Joint Plan provides for the creation of a trust to be composed of all assets of the Debtors and of their Estates (except the Retained Assets) to be administered and liquidated for the benefit of the holders of Allowed ICH Class 5 Claims as provided in the Joint Plan and is further to provide for distributions of certain property or cash to other classes under the Joint Plan;

     WHEREAS, the Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulations ss. 301.7701-4(d), and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Internal Revenue Code of 1986, as amended (the "Tax Code"), owned by the Trust Beneficiaries as grantors.

     WHEREAS, the Joint Plan provides for the orderly disposition and liquidation of the Trust Assets (as defined in Section 1.2 of this Agreement) during a period not to exceed three (3) years from the formation of this Trust (unless extended as provided in Section 2.7 of this Agreement), and further provides that the Managing Trustee shall deliver Available Cash (as defined in Section 1.2 of this Agreement) in compliance with the terms of the Joint Plan;

     WHEREAS, pursuant to the terms of the Joint Plan, this Trust shall be managed by the Managing Trustee, and supervised by the Supervisory Trustees appointed in this Agreement and the Joint Plan, and approved by the Court, all as provided in this Agreement;

     WHEREAS, the Joint Plan provides for and requires the appointment of the Managing Trustee for the purposes outlined herein and the Managing Trustee has been appointed and approved and has agreed to serve in such capacity under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby

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acknowledged, the parties hereto do hereby covenant and agree as follows:

                                 I. DEFINITIONS

     1.1 General. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Joint Plan, or, if not defined in the Joint Plan and defined in the Bankruptcy Code shall have the meanings assigned thereto in the Bankruptcy Code unless the context clearly requires otherwise.

     1.2 Certain Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.2 shall have the meaning assigned to them in this
Section 1.2 , and shall include the plural as well as the singular, and the masculine as well as the feminine and vice versa.

     "Agreement" shall mean this Lone Star Liquidating Trust Agreement dated as of February 19, 1997.

     "Available Cash" shall mean as of any date of calculation, the aggregate of all cash or cash equivalents available for immediate distribution held by the Trust, as reflected on the books and records of the Trust, less (i) until released from reserve or paid, cash required to be placed in reserve or paid on the Effective Date as provided in Article II of the Joint Plan, (ii) until distributed, cash required to fund distributions with respect to Secured Claims as provided in Section 4.1(a)(i) of the Joint Plan, (iii) until released from reserve, cash, if any, required to fund the Contested Claim Reserve, (iv) the Operating Reserve, (v) any such cash or cash equivalents deriving from SWL Holding Corporation or Care Financial Corporation, or their respective assets, and necessary to make the payments, if any, to the classes of Claimants in such Estates and (vi) until the Final BML Reconciliation Date, cash, if any, required to fund a $5,000,000 reserve against the obligation of the Trust under Section 7.5(c) of the Joint Plan.

     "Case" shall have the meaning given to such term in the introductory paragraph of this Agreement.

     "Contested  Claims  Reserve"  shall have the meaning  given to such term in
Section 3.8.1 hereof.

     "Court" shall have the meaning given to such term in the introductory paragraph of this Agreement.

     "Debtors" shall have the meaning given to such term in the introductory paragraph of this Agreement.

     "Distribution Date" means an Initial Distribution Date, and thereafter, subject to Section 3.5 hereof, such dates as the Managing Trustee and Supervisory Trustees from time to time designate as a Distribution Date.

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     "Initial Distribution Date" has the meaning set forth in the Joint Plan.

     "Managing Trustee" means Susan A. Brown, or any successor thereto appointed pursuant to the terms of this Agreement.

     "Operating Reserve" shall mean the operating reserve established pursuant to Section 3.8.2 hereof.

     "Permitted Investments" means:

          (i) securities issued or directly and fully guaranteed or insured by the government of the United States or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

          (ii) time deposits, certificates of deposit and bankers' acceptances of any domestic commercial bank the short term debt obligations of which have been rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. and which mature in not more than one year;

          (iii)commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case having maturities of not more than 90 days from the date of acquisition; and

          (iv) money market funds or money market mutual funds (other than closed-end funds) which maintain a constant net asset value and have at the time of such investment a rating by Moody's Investors Service, Inc. or Standard & Poor's Corporation at least equivalent to "A."

     "Joint Plan" shall have the meaning given to such term in the introductory paragraph of this Agreement.

     "Supervisory Trustees" means John M. Tobin, Jeffrey Schultz and Gregory Lathrop, or any successors thereto appointed pursuant to the terms of this Agreement.

     "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Termination Date" shall have the meaning given to such term in Section 2.7 hereof.

     "Trust" shall mean the Lone Star Liquidating Trust constituted and established pursuant to this Agreement.

     "Trust Assets" shall mean all (i) funds, assets and properties of the Debtors and their Estates of any kind and character and (ii) claims and causes of action against third parties on account of any indebtedness or liability to the Debtors or to their Estates, and all other claims owed to and all other causes of action in favor of the Debtors and their Estate (to the extent not specifically compromised or released pursuant to the Joint

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Plan or an agreement  referred to and  incorporated  in the Joint Plan), in each case as the same exist as of the date hereof but excluding Retained Assets (and claims and causes of action against third parties related to the Retained Assets).

     "Trust Beneficiary" shall mean a holder of an Allowed ICH Class 5 Claim in accordance with the Joint Plan.

     "Trustees" shall mean the Managing Trustee and the Supervisory Trustees, and their respective successors appointed pursuant to the terms of this Agreement.

                            II. CREATION OF THE TRUST

     2.1 Purpose of Trust. The Debtor and the Managing Trustee, in compliance with the Joint Plan, hereby constitute and create this Lone Star Liquidating Trust for the purpose of effecting an orderly disposition, liquidation and distribution of the Trust Assets, distributing the Available Cash to the Trust Beneficiaries and making the other distributions and payments called for in the Joint Plan to be made by the Trust, and with no objective to continue or engage in the conduct of a trade or business. The Trust shall engage only in those activities that shall be reasonably necessary to that purpose and consistent with its objective not to continue or engage in the conduct of a trade or business.

     2.2 Appointment and Acceptance of Managing Trustee. In accordance with the provisions of the Joint Plan, Susan A. Brown is hereby named, constituted, and appointed as Managing Trustee, to act and serve as Managing Trustee of the Trust and to hold, manage, liquidate the Trust Assets and to distribute Available Cash subject to the conditions set forth herein and in the Joint Plan and to make the other distributions and payments called for in the Joint Plan to be made by the Trust. The Managing Trustee is willing, and does hereby accept the appointment, to act and serve as Managing Trustee of the Trust, and to hold the Trust Assets and administer the Trust pursuant to the terms of this Agreement.

     2.3 Appointment and Acceptance of Supervisory Trustees. In accordance with the provisions of the Joint Plan, John M. Tobin, Jeffrey Schultz and Gregory Lathrop are hereby named, constituted, and appointed as Supervisory Trustees, to act and serve as Supervisory Trustees of the Trust and to supervise the management and liquidation of the Trust Assets and distribution of the Available Cash subject to the conditions set forth herein and in the Joint Plan. Each Supervisory Trustee is willing, and does hereby accept the appointment, to act and serve as a Supervisory Trustee of the Trust and to supervise the administration of the Trust pursuant to the terms of this Agreement.

     2.4 Name of Trust. The Trust established hereby shall bear the name "Lone Star Liquidating Trust." In connection with the exercise of their powers as Trustees hereunder, a Trustee may use this name or such variation thereon as such Trustee sees fit, or may use her or his own name, as Managing Trustee or Supervisory Trustee, as applicable.

     2.5 Transfer of Trust Assets to Trust. In accordance with the provisions of the Joint Plan, all right, title, and interests of the Debtors and their Estates in and to the Trust Assets are hereby vested in the Trust and

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preserved  for the  benefit  of the  Trust  Beneficiaries.  From and  after  the
Effective Date, all Trust Assets, together with the Available Cash, shall be administered by the Managing Trustee, subject to Section 4.3 hereof, on behalf of the Trust Beneficiaries and the other intended recipients of distributions from the Trust as provided in the Joint Plan. Prior to the creation of the
Trust,  the  Debtors  shall  have  executed  or  caused  to  be  executed,   and
simultaneously with the creation of the Trust shall deliver or cause to be delivered to, or upon the order of, the Managing Trustee, any and all documents and other instruments as may be necessary or useful to convey and to confirm title to the Trust Assets to the Trust, including those listed or described on Exhibit A hereto. The Debtors (and any successor entity thereto) will, upon the reasonable request of the Managing Trustee, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to transfer to the Managing Trustee any portion of the Trust Assets intended to be conveyed hereby in the form and manner provided for in the Joint Plan and to vest in the Managing Trustee the powers, instruments or funds in trust hereunder. Except to the extent provided by Section 7.5(c)(iii) of the Joint Plan, the Debtors, for themselves and any predecessor or successor entity, hereby disclaim and waive any and all right to any reversionary interest in any of the Trust Assets.

     2.6 Causes of Action. As provided in Sections 10.2(a) and 10.2(c) of the Joint Plan, all claims and causes of action which are Trust Assets, are hereby vested in the Trust and preserved for enforcement by the Managing Trustee for the benefit of the Trust Beneficiaries. To the extent permitted by law, all rights under Section 363(h) of the Bankruptcy Code are also preserved for the benefit of the Debtors' estate, and the Managing Trustee shall have the right to exercise same subject to Court approval.

     2.7 Termination of The Trust. The Trust shall terminate upon the earlier to occur (the "Termination Date") of: (A) the fulfillment of the Trust's purpose by the liquidation of all of the Trust Assets and the distribution of the Available Cash or (B) three (3) years after the Effective Date. In order to terminate the Trust prior to three (3) years after the Effective Date, the Managing Trustee, subject to Section 4.3 hereof, shall deliver a notice to all Trust Beneficiaries setting forth the date on which the Trust will terminate, and if no Trust Beneficiary files an objection with the Court within forty-five (45) days after the date of such notice the Trust shall terminate on the date set forth in the notice. Notwithstanding the foregoing, in the event the Managing Trustee shall have been unable after continuing reasonable efforts to sell or otherwise dispose of and realize upon the Trust Assets in the initial three (3) year term of the Trust or if other circumstances require such extension, the Managing Trustee, subject to Section 4.3 hereof, shall have the right to apply to the Court to extend the term of the Trust for additional periods of time, provided that each such extension must be approved by the Court within six (6) months of the beginning of the extended term. Upon such application the Trust shall continue until the date approved by the Court, or if the extension is disapproved by the Court, the expiration of the six month period; provided that in no event shall the Termination Date occur later than the tenth anniversary of the Effective Date.

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               III. RIGHTS, POWERS AND DUTIES OF MANAGING TRUSTEE

     3.1 Declaration Acknowledged in Beneficial Interest. The Managing Trustee hereby acknowledges that, on and after the Effective Date, the Trust Beneficiaries and their successors and assigns as permitted in Article 6 hereof, as their interests may appear, will have a beneficial interest in all Trust Assets. The Managing Trustee will retain only such powers as are necessary to collect, liquidate, or otherwise convert the Trust Assets into cash and to invest cash in Permitted Investments pending distribution and to pay all expenses, taxes, and other payments referred to in this Trust.

     3.2 Management of Trust. Subject to the terms hereof and the Joint Plan, including, without limitation, Section 4.3 hereof, the Managing Trustee shall take charge of the Trust Assets and shall endeavor to collect, conserve, protect, and liquidate, or otherwise convert into cash, all claims, causes of action, and assets which constitute the Trust Assets and all such other property incidental thereto as may hereafter be acquired from time to time under this Trust. To this end and subject to the provisions of Section 4.3, the Managing Trustee shall manage the affairs of the Trust, negotiate and consummate sales of the Trust Assets, enter into agreements binding the Trust, and execute, acknowledge, and deliver any and all instruments which are necessary, required, or deemed by the Managing Trustee to be advisable in connection with the performance of the Managing Trustee's duties hereunder and shall have full power and authority to take any action consistent with the purpose and provisions of the Joint Plan. Except as otherwise provided in this Agreement, and without prior or further authorization of the Court, but subject to Section 4.3 hereof, the Managing Trustee may control and exercise authority over the Trust Assets, the acquisition, management, and disposition thereof, and the management and conduct of the business of the Trust to the same extent as if the Managing Trustee were the sole legal and beneficial owner thereof in her own right. No person dealing with the Trust shall be obligated to inquire into the authority of the Managing Trustee in connection with the acquisition, management, or disposition of Trust Assets. In connection with the management and use of the Trust Assets, the Managing Trustee, without limitation of her power and authority, may do the following:

          (i) accept the assets transferred and provided to the Trust pursuant to this Agreement and the Joint Plan;

          (ii) distribute to recipients other than Trust Beneficiaries those amounts or assets contemplated to be distributed by the Trust in the Joint Plan and distribute Available Cash to the Trust Beneficiaries in accordance with the terms of this Trust and the Joint Plan;

          (iii)endorse the payment of notes or other obligations of any person or make contracts withrespect thereto;

          (iv) engage in all acts that would constitute ordinary course of business in performing the obligations of a trustee under a trust of this type;

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


          (v) cause Trust Certificates to be issued to Trust Beneficiaries in the number and manner provided in the Joint Plan;

          (vi) invest Trust Assets in Permitted Investments;

          (vii)execute deeds, bills of sale and other instruments of transfer in connection with the sale, assignment or transfer of the Trust Assets; and

          (viii) establish such bank accounts as she may deem necessary or appropriate, draw checks on such bank accounts and perform such other necessary and appropriate duties with respect to such accounts, or designate individuals as signatories to draw checks on such bank accounts and to perform such other duties as she may direct and authorize.

     3.3 May Incur Debt. Subject to Section 4.3, the Trust may borrow such sums of money at any time and from time to time for such periods of time upon such terms and conditions from such persons or corporations for such purposes as the Managing Trustee may deem advisable, and secure such loans with any of the Trust Assets, provided that no recourse shall be had to the Trustees or any Trust Beneficiary on any such debt.

     3.4 Recovery on Causes of Action. The Managing Trustee shall investigate all claims and causes of action that are Trust Assets and make recommendations to the Supervisory Trustees regarding the same, and, subject to Section 4.3, may sue upon, mediate, arbitrate, and/or compromise and settle all such claims and causes of action.

     3.5 Distribution of Available Cash. Pursuant to the terms of the Joint Plan, on the dates provided for in the Joint Plan the Managing Trustee shall distribute from the Trust Assets the amounts required in Articles II and IV of the Joint Plan. The Managing Trustee shall distribute at least annually all Available Cash to holders of record of Trust Interests and to other Claimants in accordance with the treatment of Claims provided in the Joint Plan. In determining whether there is any Available Cash available for distribution, the Managing Trustee may, in her discretion, give due consideration to the possibility that there may exist unasserted Claims against the Trust or asserted Claims which are not yet Allowed Claims or otherwise not yet due and payable and may establish reserves therefor in accordance with Section 3.8.1. The Managing Trustee shall make vigorous and continuing efforts to dispose of the Trust Assets, to make prompt and timely distributions, and to avoid undue prolongation of the duration of the Trust. The Trust shall not retain cash or cash equivalents in excess of a reasonable amount to meet claims and contingent liabilities or to maintain the value of the Trust Assets.

     3.6 Assets Distributable to Unlocated Beneficiaries. The Managing Trustee shall, or shall appoint the Distribution Agent to, hold any unclaimed distributions or other payments to any Trust Beneficiaries or other person entitled thereto who cannot be located. The Managing Trustee shall, and shall instruct the Distribution Agent to, make disposition of any such distributions or payments in accordance with the Joint Plan.

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



     3.7 Investments. Pending distribution, the Managing Trustee shall invest the Trust Assets in Permitted Investments.

     3.8 Reserves.

     3.8.1 Disputed Claims Reserves. On or as soon as practicable following the Effective Date, the Managing Trustee shall establish a reserve for distributions on account of Contested Claims as of the Initial Distribution Date (the "Contested Claims Reserve"). Upon any distribution to holders of Allowed Claims in Classes in which Contested Claims still exist, the Managing Trustee shall withhold from such distributions and set aside in the Contested Claims Reserve an amount as provided in Section 9.5 of the Joint Plan. At such time thereafter that any Contested Claim, or portion thereof, becomes an Allowed Claim, the Managing Trustee shall distribute to the holders of such Allowed Claim from the Contested Claims Reserve cash in an amount equal to the amount such holder would have received through such date had such holder's claim been an Allowed Claim as of the Effective Date. The Contested Claims Reserve shall be terminated when all Contested Claims are resolved; provided however, that as a Contested Claim may be resolved, to the extent that the amount reserved for the Contested Claim exceeds the amount due, if any, under a distribution as such Contested Claim becomes an Allowed Claim, such funds shall become Trust Assets available for distribution to Trust Beneficiaries. Any property remaining in the Contested Claims Reserve upon its termination and after any distributions pursuant to this section shall no longer be restricted and shall be Trust Assets available for liquidation and distribution to Trust Beneficiaries.

     3.8.2 Operating Reserve. On or as soon as practicable following the Effective Date, the Managing Trustee shall establish the Operating Reserve with cash in an amount reasonably determined to be necessary to fund the expenses of the Trust, including costs of the Distribution Agent for distributions made pursuant to the Joint Plan, in an amount approved by the Supervisory Trustees. Thereafter, the amount of the Operating Reserve may be increased or decreased by the Managing Trustee with the consent of the Supervisory Trustees if the Managing Trustee determines that a greater or lesser amount is prudent and reasonably sufficient to satisfy the obligations and liabilities, including tax liabilities (whether absolute, contingent, asserted, unasserted, payable, not yet payable or otherwise) of, or assumed by, the Trust. The amount of the Operating Reserve shall not exceed $2,000,000; subject to increase by any amount as determined by the Managing Trustee, with the consent of the Supervisory Trustee, to be prudent and reasonably sufficient to satisfy the obligations and liabilities of the Trust with respect to third party obligations assumed by the Trust, including without limitation obligations of the Trust under or pursuant to the Modern/Western Agreement and the Philadelphia American Agreement.

     3.9 Selection of Agents. The Managing Trustee may select and employ brokers, banks, custodians, investment advisors, attorneys, accountants, auditors, and other agents on behalf of the Trust. Except as otherwise required to fulfill the terms hereof, such agents may be employed without regard to prior employment of such agents by any Trust Beneficiary or by the Creditors' Committee. The Managing Trustee may retain as a consultant to the Trust any person or persons having particular knowledge of the Debtors' affairs (including, without limitation, any officer or director or former officer or director of any Debtor or any entity owned by a Debtor), and may place reliance upon the advice of any such person. The Managing Trustee may pay the salaries, fees, and expenses of agents and consultants engaged by the Managing Trustee out of the Trust Assets. No Trustee shall be liable for any loss to the Trust or any person interested therein by reason of any mistake or default of any such agent or consultant as shall be selected and employed or retained without fraud, willful misconduct or without gross negligence.

     3.10 Records and Reporting.

          3.10.1 Records. The Managing Trustee shall maintain good and sufficient books and records of account relating to the Trust Assets, the Available Cash, the management thereof, all transactions undertaken by the Managing Trustee, all expenses incurred by or on behalf of the Trust, all distributions either contemplated or effectuated under the Joint Plan or this Agreement.

          3.10.2 Periodic Reports. The Managing Trustee shall prepare the following reports and shall distribute such reports to each Supervisory Trustee and any Trust Beneficiary who requests a copy:

               (A) on a monthly basis, within two (2) weeks after the end of each month, an unaudited report of the receipts and disbursements of the Trust and the Cash position of the Trust; and

               (B) on a quarterly basis commencing with the first calendar quarter ending after the Effective Date, within forty-five (45) days after the end of such calendar quarter, a report of the activities of the Trust detailing for the preceding quarterly period the activities of the Trust including:

                    (i) an  unaudited  operating  statement  (prepared on a cash basis) showing all revenues received by the Trust and all expenses of operations of the Trust (including all expenses associated with the sale of any Trust Assets paid by the Trust);

                    (ii) an unaudited written report and accounting  showing (a)
               the assets and liabilities of the Trust at the end of such period, (b) any changes in the Trust Assets, (c) the amount of any reserves or escrows of the Trust, (d) any material action taken by the Managing Trustee or the Supervisory Trustees in the performance of their duties under the Joint Plan and this Agreement; and

                    (iii) an  overall  status  report  of the Trust for the next quarterly period.

               Monthly reports for any month ending a quarterly period may be included in the quarterly report for such period. Quarterly reports for the fourth quarter of each calendar year may be included within the annual reports described below, if such annual reports are prepared.

               (C) to the extent required by the Court or by applicable law (or to gain an exemption from applicable law), within 90 days after the end of each calendar year, beginning with the first year end occurring after the Effective Date, the Trust will prepare reports for the prior year as described in clause (i) and (ii) above, except that such reports shall be for a full year (or portion thereof in which the Trust has been in existence) and shall be audited.

               (D) The Managing Trustee shall prepare and furnish to the Supervisory Trustees such additional reports and accountings as the Supervisory Trustees may from time to time reasonably request.

               All monthly, quarterly and, if prepared, annual reports shall be filed with the Court. In addition, all monthly, quarterly and, if prepared, annual reports may be filed with the Securities and Exchange Commission (the "Commission") to the extent the Managing Trustee deems such action to be in the best interest of the Trust or to the extent required by applicable law or in order to gain an exemption from compliance with applicable law.

          3.10.3 Tax Information. The Managing Trustee shall furnish to the Trust Beneficiaries and other recipients of distributions from the Trust such information and returns with respect to any federal or state tax as shall be required by law.

          3.10.4 Additional Reports and Filings. The Managing Trustee shall (i) prepare, file and distribute such additional registration statements, reports and submissions as may be necessary to cause the Trust and the Trustees to be in compliance with applicable law and (ii) prepare and file with the Court such reports and submissions as are required by the Joint Plan. Copies of any such reports, registration statements and submissions shall be distributed to the Supervisory Trustees and, in the discretion of the Managing Trustee, filed with the Commission.

     3.11 Disposition of Assets to Debtors and Other Interested Parties. Subject to Section 4.3, the Managing Trustee is specifically authorized and empowered to negotiate at arms' length and enter into agreements with the Debtors' affiliates, the Trust Beneficiaries and other interested parties for the sale of any portion of the Trust Assets.

                                   IV.TRUSTEES

     4.1 The Managing Trustee.

          4.4.1 Independent Managing Trustee. The Managing Trustee may not be a Trust Beneficiary.

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


          4.1.2 Managing Trustee's Compensation and Reimbursement. As compensation for services rendered in the administration of this Trust, the proposed Managing Trustee shall be compensated in an amount and upon terms which are mutually acceptable to the proposed Managing Trustee and the Supervisory Trustees; provided that the initial Managing Trustee shall be compensated on terms substantially in conformity with the compensation provided for in the employment agreement between Susan A. Brown and the Debtors dated as of January 1, 1996. The Managing Trustee shall be reimbursed for all reasonable expenses (including, but not limited to, attorneys fees) incurred in the performance of her duties hereunder.

          4.1.3 Resignation. The Managing Trustee may resign as such by executing and delivering an instrument in writing to the Supervisory Trustees upon no less than thirty (30) days advance notice.

          4.1.4 Removal. The Managing Trustee may be removed from office (a) for fraud or willful misconduct in connection with the affairs of the Trust upon the motion of the Supervisory Trustees, and upon a finding by the Court of fraud or willful misconduct by such Managing Trustee after a hearing before the Court upon not less than 30 days' Notice, (b) for such physical or mental disability as substantially prevents the Managing Trustee from performing her duties as Managing Trustee upon the motion of the Supervisory Trustees, and upon a finding by the Court of such physical or mental disability after a hearing before the Court on not less than 30 days' Notice or (c) for cause, which shall include a breach of fiduciary duty or an unresolved conflict of interest, (other than as specified in the foregoing clauses (a) and (b)) upon the motion of the Supervisory Trustees, and upon finding by the Court that cause for such removal has been shown after a hearing before the Court on not less than 30 days' Notice.

          4.1.5 Appointment of Successor Managing Trustee. In the event of the death or incompetency, resignation, or removal of the Managing Trustee, the Supervisory Trustees shall appoint a successor Managing Trustee. Such appointment shall specify the date on which such appointment shall be effective. Every successor Managing Trustee appointed hereunder shall execute, acknowledge, and deliver to the Supervisory Trustees and to the retiring Managing Trustee an instrument accepting such appointment, and thereupon such successor Managing Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Managing Trustee. In the event of the resignation or removal of the Managing Trustee, such Managing Trustee shall promptly (a) execute and deliver such documents, instruments, and other writings as may be requested by the Supervisory Trustees or reasonably requested by the successor Managing Trustee to effect the termination of the retiring Managing Trustee's capacity under the Trust and the conveyance of the Trust Assets then held by the retiring Managing Trustee to her successor Managing Trustee; (b) deliver to the Supervisory Trustees or the successor Managing Trustee all documents, instruments, records, and other writings related to the Trust as may be in the possession of the retiring Managing Trustee; and
     (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Managing Trustee.

          4.2 Supervisory Trustees

          4.2.1 Resignation. A Supervisory Trustee may resign as such by executing and delivering an instrument in writing to the Managing Trustee and the remaining Supervisory Trustees.

          4.2.2 Removal. A Supervisory Trustee may be removed in the event physical or mental disability prevents a Supervisory Trustee from substantially performing his duties hereunder upon the unanimous consent of the other Supervisory Trustees. A majority of the Trust Beneficiaries voting pursuant to this Agreement may at any time remove any Supervisory Trustee with or without cause.

          4.2.3 Appointment of Successor Supervisory Trustee. Upon the death, resignation or removal of a Supervisory Trustee, the remaining Supervisory Trustees may (but shall not be required to) appoint a Trust Beneficiary (or employee or member thereof) as a successor Supervisory Trustee. If there are no remaining Supervisory Trustees, the Managing Trustee may apply to the Court for the appointment of a Supervisory Trustee or Supervisory Trustees. Such appointment shall specify the date on which such appointment shall be effective. In no event shall any insider or affiliate of the Debtors serve as a Supervisory Trustee. In the event of the resignation or removal of a Supervisory Trustee, such Supervisory Trustee shall promptly
     (a) execute and deliver such documents, instruments, and other writings as may be requested by the Managing Trustee to effect the termination of the retiring Supervisory Trustee's capacity under the Trust; (b) deliver to the Managing Trustee all documents, instruments, records, and other writings related to the Trust as may be in the possession of the retiring Supervisory Trustee; and (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Supervisory Trustee.

          4.2.4 Supervisory Trustees' Compensation and Expenses. As compensation for services rendered to the Trust, each Supervisory Trustee shall receive $2,000 per month. The Trust shall reimburse the reasonable expenses of the Supervisory Trustees (including, but not limited to, attorneys fees) incurred in connection with their service as Supervisory Trustees.

     4.3 Actions Requiring the Consent of Supervisory Trustees. The following actions may be taken by the Managing Trustee on behalf of the Trust only with the approval of the Supervisory Trustees

          4.3.1 Termination, Extension of Trust; Amendment of Agreement. The delivery of a notice seeking to terminate the Trust prior to three years after the Effective Date or application to the Court to extend the Trust term as provided in Section 2.7 or the amendment of this Agreement as provided in Section 7.10 hereof;

          4.3.2  Agreements,   Documents,  Instruments.  The  execution  by  the
     Managing Trustee of any agreement, document or instrument (A) with any affiliate or former affiliate or employee or former employee of any Debtor or a Trust Beneficiary; (B) that obligates the Trust in excess of $50,000; or

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


     (C) the term of which extends beyond one year;

          4.3.3 Borrowing. The borrowing of any sums of money;

          4.3.4 Investment. The investment of Trust Assets and Available Cash in any manner other than in Permitted Investments;

          4.3.5 Reserves. The establishment, increase or decrease of the Operating Reserve;

          4.3.6 Distributions from Trust. The distribution of any amounts from the Trust and the designation of a Distribution Date with respect thereto, provided that the Managing Trustee without further approval by the Supervisory Trustees may make the distributions set forth in the Joint Plan to persons other than Trust Beneficiaries and distributions to persons as specifically ordered by the Court; provided, further that the Trust shall make the annual distribution as set forth in Section 3.5;

          4.3.7 Action and Proceedings. The commencement or bringing of any action or proceeding, the defense of any action or proceeding against the Trust, the settlement of any such action or proceeding, and the expenditure by the Trust of amounts in respect thereof, including legal fees;

          4.3.8 Transfers of Trust Certificates. Any change to either the form of Trust Certificate or the placement of a legend on a Trust Certificate as contemplated by Section 6.1 the effect of which may impede the transfer of the Trust Interest represented by a Trust Certificate, appointment of a
     Registrar other than the Trust or the Distribution Agent, or the establishment of any additional requirements for transfer of Trust Certificates;

          4.3.9 Governmental Filings. Any material filing with or application to any governmental agency relating to the Trust, the Trust Assets or the Trust Certificates other than ordinary routine filings and applications incidental to the activity of the Trust and the administration of the Trust Assets; provided that the Managing Trustee may without further approval of the Supervisory Trustees file any reports expressly contemplated to be filed by this Agreement or the Joint Plan; and

          4.3.10 Sales or Transfers of Assets. The sale, assignment or transfer of any Trust Asset, except as otherwise set forth herein or approved by order of the Court, in an amount exceeding $500,000.

     4.4 Method of Obtaining Approval of Supervisory Trustees. Whenever called for in this Agreement, the approval of the Supervisory Trustees shall mean the affirmative consent of at least two (2) Supervisory Trustees or, if only one Supervisory Trustee is serving hereunder at any time, with the consent of such Supervisory Trustee or, if no Supervisory Trustees are serving hereunder at any time, upon Order of the Court (and the Managing Trustee shall be authorized to file an appropriate motion for relief with the

Court). Affirmative consent of a Supervisory Trustee shall be had by written confirmation of a Supervisory Trustee upon the written request of the Managing Trustee to all Supervisory Trustees serving hereunder delivered at the time at least five (5) business days in advance of the proposed action and delivered as provided in Section 7.7 by facsimile or hand or overnight delivery. Each Supervisory Trustee shall respond promptly to any request by the Managing Trustee for the approval of the Supervisory Trustees. If (A) the Supervisory Trustees do not respond promptly to the request of the Managing Trustee for consent or (B) there is only one Supervisory Trustee serving hereunder at the time and such Supervisory Trustee disapproves the proposed action, the Managing Trustee may file an appropriate motion for relief with the Court.

     4.5 Reliance by Trustees. A Trustee may rely, and shall be fully protected personally in acting upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document which such Trustee has no reason to believe to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy himself or herself that the same was given in good faith and without responsibility for errors in delivery, transmission, or receipt. In the absence of fraud, willful misconduct or gross negligence, a Trustee may rely as to the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon. The Trustees may consult with and rely on the advice of legal counsel and such other experts, advisors, consultants or other professionals as shall have been retained pursuant to this Agreement and shall be fully protected in respect of any action taken or suffered by them in accordance with the written opinion of legal counsel.

     4.6 Trustee's Standard of Care; Exculpation. No Trustee, (and no director, officer, affiliate, employee, employer, agent or representative of any Trustee) shall be personally liable in connection with the affairs of the Trust to any other Trustee, any Trust Beneficiary, or the Trust, or any other person, except for such of the Trustee's acts or omissions as shall constitute fraud, willful misconduct or gross negligence.

     4.7 Indemnification. Except in those situations in which a Trustee is not exonerated of personal liability as aforesaid, a Trustee (including each former Trustee or estate of a decedent Trustee) shall be defended, held harmless and indemnified from time to time from the Trust Assets against any and all losses, claims, costs, expenses and liabilities (including legal fees and expenses) and any costs of defending any action to which a Trustee may be subject in connection with any action, suit, proceeding or investigation brought or threatened against such Trustee in such Trustee's capacity as Trustee or in any other capacity contemplated by this Agreement, the Joint Plan or in any matter arising out of or related to this Trust Agreement or the affairs of the Trust. The Trust may indemnify and hold harmless employees and agents of the Trust to the same extent as is provided in this Section 4.7 for the Trustees. It is the intention of this Agreement that the Trustees shall be indemnified for their negligence.

     4.8 Insurance. If requested by a Supervisory Trustee, or if the Managing Trustee so desires, and if available on commercially reasonably terms, the Managing Trustee shall endeavor to obtain insurance covering liabilities of all of the Trustees (and such insurance coverage may extend beyond the term of the Trust for a reasonable period), or employees or agents of the Trust incurred in connection with their services to the Trust and with such coverages and limits as the Trustees deem desirable.

     4.9 No Liability for Acts of Predecessors. No successor Trustee shall be in any way responsible for the acts or omissions of the Debtors, or officers, directors, agents, predecessors or successors thereof; or of any Trustee in office prior to the date on which such person becomes Trustee, unless a successor Trustee expressly assumes such responsibility.

     4.10 No Implied Obligations. No Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Trust.

     4.11 No Personal Obligation for Trust Liabilities. Persons dealing with the Trustees, or seeking to assert claims against the Debtor, shall look only to the Trust Assets to satisfy any liability incurred by the Trustees to such person in carrying out the terms of this Trust, and the Trustees shall have no personal, individual obligation to satisfy any such liability.

     4.12 Bond Requirement; Exercise of Powers. The Trustees shall not be required to furnish a bond to secure the proper performance of their respective duties hereunder. Except as other expressly provided in this Agreement, the Trustees shall not be required to procure authorization by any court in the exercise of any power conferred upon the Trustees by this Trust.

     4.13 Trust Continuance. The death or incompetency, resignation, or removal of a Trustee shall not operate to terminate the Trust created by this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement or invalidate any action previously taken by the Trust or Trustees.

     4.14 Effect of Trust on Third Parties. There is no obligation on the part of any purchaser or purchasers from the Trust or any agent of the Trust, or on the part of any other persons dealing with the Trust or any agent of the Trust, to see to the application of the purchase money or other consideration passing to the Trust or any agent of the Trust, or to inquire into the validity, expediency, or propriety of any such transaction by the Trust or any agent of the Trustees.

                                  V. [RESERVED]

                 VI. RIGHTS, POWERS AND DUTIES OF BENEFICIARIES

     6.1 Nature of Certificates. Beneficial interests in the Trust ("Trust Interests") with respect to Trust Beneficiaries shall be allocated in accordance with Section 7.3(e) of the Plan. The Trust Interests may be represented by certificates substantially in the form attached hereto as Exhibit B, with such changes as the Managing Trustee may from time to time find necessary or desirable to conform to the provisions of this Trust Agreement, the Joint Plan and any applicable laws or regulations. The Managing Trustee may cause to be placed on any Trust Certificate such legends as she deems on advice of counsel are required or appropriate under securities, tax or other laws and regulations in connection with tax withholding pursuant to Section 7.9.3 or otherwise. Any person to whom a Trust Certificate is issued or transferred, by virtue of the acceptance thereof, shall assent to and be bound by the terms and conditions of this Agreement and the Joint Plan. The principal amount of Trust Interests represented by any single certificate shall be designated on the face of such certificate. All certificates shall be executed by the manual or facsimile signatures of the Managing Trustee. In case any Managing Trustee who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be Managing Trustee before such certificate is issued by the Trust it may be issued with the same effect as if any such Managing Trustee had not ceased to be Managing Trustee. All Trust Certificates shall be legended as provided in the forms for such certificates attached hereto as Exhibit B.

     6.2 Transfer and Exchange.

          6.2.1 Appointment of Registrar and Transfer Agent. The Managing Trustee shall appoint a Registrar and Transfer Agent for the purpose of registering and transferring Trust Interests as herein provided. The Registrar and Transfer Agent may be a duly qualified institution or the Trust itself. For its services hereunder, the Registrar and Transfer Agent, unless it is the Trust, shall be entitled to receive reasonable compensation from the Trust.

          6.2.2 Registration and Transfer of Trust Interests. The Managing Trustee shall cause to be kept at the office of the Registrar and Transfer Agent, or at such other place or places as shall be designated by her from time to time, the Trust Register. Prior to the distribution, if any, of Trust Certificates, Trust Interests may not be transferred and no purported transfer of any Trust Interest will be registered on the Trust Register. After any such distribution of Trust Certificates, any Trust Interest may be transferred by the registered holder of any Trust Certificate or in or by the duly authorized attorney of the registered holder of any Trust Certificate, upon presentation of the Trust Certificate to the Registrar and Transfer Agent for cancellation, accompanied by delivery of a duly executed written instrument of transfer in the form approved by the Registrar and Transfer Agent and such other documents as may be reasonably required by the Managing Trustee as well as evidence satisfactory to the Managing Trustee that such transfer is in accordance with all applicable federal and state securities laws. Any such transfer shall be registered in the Trust Register. The transferor shall pay reasonable transfer charges established by the Registrar and Transfer Agent for the purpose of reimbursing the Trust and the Registrar and Transfer Agent for the expenses incident thereto, including any tax or other governmental charge. Notwithstanding the above, no Trust Interest may be transferred unless such transfer is made (i) pursuant to a registration statement effective under the Securities Act of 1933, as amended ("Securities Act"), or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in accordance with all applicable state securities laws.

          6.2.3 Access to Register by Trust Beneficiaries. Trust Beneficiaries and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Registrar and Transfer Agent and the Managing Trustee, and in accordance with reasonable regulations prescribed by the Registrar and Transfer Agent and the Managing Trustee, to inspect and, at the expense of the Trust Beneficiary, make copies of the Trust Register, in each case for a purpose reasonably related to such Trust Beneficiary's beneficial interest in the Trust.

     6.3 Absolute Owners. The Trustees may deem and treat the Trust Beneficiary of record as the absolute owner of such Trust Interests for the purpose of receiving distributions and payments thereon or on account thereof and for all other purposes whatsoever.

     6.4 Issuance of Certificates Upon Transfer. Whenever any Trust Certificate shall be presented for transfer or exchange as permitted by the provisions of
Section 6.1 and 6.2, the Managing Trustee shall cause the Registrar and Transfer Agent to issue, authenticate and deliver in exchange therefor, the new Trust Certificate(s) in respect to the Trust Interests which the transferee, and if any Trust Interest is retained, the transferor, will be entitled to receive new Trust Certificate(s) for the retained interest.

     6.5 Mutilated, Lost, Stolen or Destroyed Certificates. If a Trust Beneficiary claims that his Trust Certificate has been mutilated, defaced, lost, stolen or destroyed, the Trust shall issue and the Registrar and Transfer Agent shall authenticate a replacement Trust Certificate if the Managing Trustee's requirements are met. Such Trust Beneficiary shall pay reasonable charges established by the Managing Trustee and the Registrar and Transfer Agent for the purpose of reimbursing the Trust and the Registrar and Transfer Agent for the expenses incident thereto, including any tax or other governmental charges. In the case of lost, stolen or destroyed certificates, such Trust Beneficiary will indemnify, and if required by the Managing Trustee or the Registrar and Transfer Agent, provide a bond or other security sufficient in the judgment of the Managing Trustee to protect the Trust, the Trustees, the Registrar and Transfer Agent or any authenticating agent from any loss which any of them may suffer if a Trust Certificate is replaced. The Trustees shall incur no liability to anyone by reason of anything done or omitted to be done by them in good faith under the provisions of this Section 6.5. All Trust Certificates shall be held and owned upon the express condition that the provisions of this Section 6.5 are exclusive in respect of the replacement or payment of mutilated, defaced, lost, stolen, or destroyed certificates and shall, to the extent permitted by law, preclude any and all other rights or remedies respecting such replacement or the payment in respect thereto. Any duplicate certificate issued pursuant to this Section 6.5 shall constitute original interests in the Trust and shall be entitled in the manner provided herein to equal and proportionate benefits with all other Trust Interests issued hereunder in any moneys or property at any time held by the Trustees for the benefit of the Trust Beneficiaries. The Trustees and the Registrar and Transfer Agent shall not treat the original certificate as outstanding.

     6.6 Record Date. The date of record for determining entitlement of any holder of a Trust Interest to any payments shall be (a) in the case of the Initial Distribution Date, the Effective Date, and with respect to a subsequent Distribution Date 15 Business Days prior to a Distribution Date, and (b) in all other cases

(including entitlement of a holder of a Trust Interest to any notice hereunder), may be fixed by the Managing Trustee but shall not be more than 30 days nor less than 10 days before the date upon which notice is to be given, subject to any terms of the Joint Plan that provide otherwise. Except with respect to an Initial Distribution Date, as to which no notice need be given hereunder, the Managing Trustee shall give notice of a Distribution Date to holders of Trust Interests and the record date in connection therewith in the monthly report prepared under Section 3.10.2(B) and filed with the Court at least 10 Business Days prior to the corresponding record date.

     6.7 Interest Beneficial Only. The ownership of a beneficial interest hereunder shall not entitle any beneficiary to any title in or to the Trust Assets as such, or to any right to call for a partition or division of the same, or to require an accounting except as specifically required by the terms hereof.

     6.8 Exemption from Registration. The parties hereto intend that the rights of the Trust Beneficiaries arising under this Trust shall not be "securities" under applicable laws, but none of the parties hereto represent or warrant that such rights shall not be securities or shall be entitled to exemption from registration under applicable securities laws. If such rights constitute securities, the parties hereto intend for the exemption from registration provided by Section 1145 of the Bankruptcy Code to apply to their issuance under the Joint Plan.

     6.9 Votes by Beneficiaries. The outcome of any vote of holders of Trust Certificates shall be determined in favor of the majority of holders of Trust
Certificates actually voting, based upon the face amount of their Trust Certificates.

     6.10 Effect of Death, Incapacity, or Bankruptcy of Beneficiary. The death, incapacity, bankruptcy or dissolution of a holder of a Trust Certificate during the terms of this Trust shall not operate to terminate the Trust, nor shall it entitle the representatives or creditors of a holder of a Trust Certificate to an accounting, or to take any action in the courts or elsewhere for the distribution of the Trust Assets or for a partition thereof; nor shall it otherwise affect the rights and obligations of any holder of a Trust Certificate.

     6.11 Conflicting Claims. In the event the Managing Trustee becomes aware of any disagreement or conflicting claims with respect to the Trust Assets, or if the Managing Trustee in good faith is in doubt as to any action which should be taken under this Trust after consultation with the Supervisory Trustees, who, after a vote are deadlocked, or, if the Supervisory Trustees have disapproved the Managing Trustee's request for approval and the Managing Trustee reasonably believes that the effect of such disapproval is in violation of her duty to the Trust Beneficiaries under this Agreement, the Managing Trustee shall have the absolute right at her election to do any or all of the following:

          (i) To the extent of such disagreement or conflict, or to the extent deemed by her necessary or appropriate in light of such disagreement or conflict, withhold or stop all further performance under this Trust (save and except the safekeeping of the Trust Assets) until the Managing Trustee is satisfied that such disagreement or conflicting claims have been fully and finally resolved; or

          (ii) File a suit in interpleader or in the nature of interpleader in the Court and obtain an order requiring all persons and parties involved to litigate in the Court their respective claims arising out of or in connection with this Trust; or

          (iii) File any other appropriate motion for relief in the Court.

                               VII. MISCELLANEOUS

     7.1 Applicable Law. The Trust created herein shall be construed, regulated, and administered under the laws of the State of Texas and the United States of America; provided that the Trust and any interpretation or enforcement of the provisions of this Agreement shall be subject to the jurisdiction of the Court as contemplated by Section 8.1 hereof.

     7.2 Relationship Created. The only relationship created by this Trust is the trustee-beneficiary relationship between the Trustees and the Trust Beneficiaries. No other relationship or liability is created. Nothing contained herein shall be construed so as to constitute the Trustees and the Trust Beneficiaries or their successors in interest as creating any association, partnership, or joint venture of any kind.

     7.3 Interpretation. The enumeration and headings contained in this Trust are for convenience of reference only and are not intended to have any substantive significance in interpreting the same.

     7.4 Partial Invalidity. If any term or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining terms and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement and this Agreement shall be construed so as to limit any term or provision so as to make it legal, valid and enforceable within the requirements of applicable law, in lieu of such illegal, invalid or unenforceable provision, provided that such construction, to the maximum extent possible, shall give effect to the purposes of the Joint Plan.

     7.5 Entire Agreement. This Agreement (including the recitals hereof) and the Joint Plan constitute the entire agreement by and among the parties, and there are no representations, warranties, covenants, or obligations except as set forth herein and in the Joint Plan. This Agreement and the Joint Plan supersede all prior and contemporaneous agreements, understandings negotiations, and discussions, written or oral, if any, of the parties hereto relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein or in the Joint Plan, nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto and the Trust Beneficiaries any rights or remedies under or by reason of this Agreement.

     7.6 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument.

     7.7 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be addressed (i) if to the Managing Trustee, to Susan A. Brown, Managing Trustee, (A) and if on or prior to March 31, 1997, to 500 N. Akard, 12th Floor, Dallas, Texas, 75201, telephone number
(214) 954-7660 and facsimile number (214) 954-7717 and (B) if after March 31, 1997, to 3811 Turtle Creek Blvd., 300 Turtle Creek Centre, Dallas, Texas, 75219, telephone number (214) 528-4834 and facsimile number (214) 520-3149, or such other address as such Managing Trustee will have furnished to the Supervisory Trustees and set forth in the monthly report prepared under Section 3.10.2(A) hereof; (ii) if to any Trust Beneficiary, in writing to the record holders of the Trust Interests as such address as is set forth in the Trust Register; (iii) if to the Supervisory Trustees, to Gregory Lathrop, c/o Lathrop Investment
Management Corp., #10 Corporate Hill Dr., Suite 225, Little Rock, Arkansas, 72205, telephone number (501) 227-4930, and facsimile number (501) 227-7630, Dr. Jeffrey Schultz, c/o Schultz Investments, c/o Christian Brothers University, 650
E. Parkway South, Memphis, Tennessee, 38104, telephone number (901) 321-3300, and facsimile number (901) 321-3580; and John M. Tobin, c/o BEA Associates, One Citicorp Center, 153 East 53rd, 57th Floor, New York, New York, 10022, telephone number (212) 326-5418, and facsimile number (212) 759-3772, or such other respective addresses as the Supervisory Trustees will have furnished to the Managing Trustee in writing in accordance with this Section 7.7, or (iv) if to the Debtors, to Chief Executive Officer, I.C.H. Corporation, 9404 Genesee Avenue, Suite 330, LaJolla, California 92087, telephone number (619) 587-8533, and facsimile number (619) 535-1634, or such other address as the Debtors will have furnished to the Managing Trustee in writing in accordance with this
Section 7.7. All such notices, requests, consents and other communications shall be given by facsimile, hand delivery, overnight delivery or, to a Trust Beneficiary only, first class mail, postage prepaid, and shall be deemed given when actually delivered or, with respect to a Trust Beneficiary only, if mailed, three (3) business days after deposit in the U.S. Mail.

     7.8 Effective Date. This Trust, and the transfer of Trust Assets to the Managing Trustee, shall become effective on the Effective Date of the Joint Plan.

     7.9 Tax Provisions.

          7.9.1 Income Tax Status. For all purposes of the Tax Code, the Debtor shall be deemed to have transferred the Trust Assets to the Trust Beneficiaries and the other recipients of distributions hereunder pursuant to the Joint Plan and thereupon the Trust Beneficiaries shall be deemed to have transferred their share of the Trust Assets to the Trust. For all federal income tax purposes, consistent valuations shall be used by the Trust and the Trust Beneficiaries for the transferred Trust Assets. The Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulations ss. 301.7701-4(d), and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Tax Code, owned by the Trust Beneficiaries as grantors. Any items of income, deduction, credit, or loss of the Trust shall be allocated for federal income tax purposes among the Trust Beneficiaries pro-rata on the basis of their beneficial interests. The Managing Trustee is authorized to take any action that may be necessary or appropriate to minimize any potential tax liability of the Trust Beneficiaries arising out of the operations of the Trust.

          7.9.2 Tax Returns and Reports. In accordance with Treasury Regulation ss. 1.671-4(a), the Managing Trustee shall cause to be prepared and filed, at the cost and expense of the Trust, an annual information tax return (Form 1041) with the Internal Revenue Service, with a schedule attached showing the item of income, deduction, and credit attributable to the Trust and detailing the allocation of such items of income, deduction, and credit among the Trust Beneficiaries as required pursuant to the Form 1041 instructions for grantor trusts. Copies of such Form 1041 and attached schedules will be delivered promptly to each Trust Beneficiary. In addition, the Managing Trustee shall cause to be prepared and filed in a timely manner, such other state or local tax returns as are required by applicable law by virtue of the existence and operation of the Trust and shall pay any taxes shown as due thereon. Within thirty (30) days after the end of each calendar year, the Managing Trustee shall cause to be prepared and mailed to a Trust Beneficiary such other information as may be requested by such Trust Beneficiary in writing to enable such Trust Beneficiary to complete and file his, her, or its federal, state and local income and other tax returns.

          7.9.3 Withholding. The Managing Trustee may withhold from the amount distributable from the Trust at any time such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on the distributee or upon the Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for any law, regulation, rule, ruling, directive, or other governmental requirement.

          7.9.4 Tax Identification Numbers. The Managing Trustee may require any Trust Beneficiary or other distributee to furnish to the Managing Trustee its Employer or Taxpayer Identification Number as assigned by the Internal Revenue Service and the Managing Trustee may condition any distribution to any Trust Beneficiary or other distributee upon receipt of such identification number.

          7.9.5 Tax Year. The taxable year of the Trust shall, unless otherwise required by the Internal Revenue Code, be the calendar year.

     7.10 Amendment of Trust. This Trust Agreement may be amended, modified or altered only upon (i) the recommendation of the Managing Trustee to the Supervisory Trustees and the approval of the Supervisory Trustees, and (ii) Order of the Court.

                         VIII. RETENTION OF JURISDICTION

     8.1 As provided in the Joint Plan, the Court has retained jurisdiction over the Trust, the Trustees, and the Trust Assets, including, without limitation, the determination of all controversies and disputes arising under or in connection with this Trust.

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the day and year first above written.

                                     I.C.H. CORPORATION, a Delaware corporation


                                 By: /s/ Susan A. Brown
                                     ------------------
                                     Susan A. Brown, Co-Chief Executive Officer



                                 By: /s/ Rodney D. Moore
                                     -------------------
                                     Rodney D. Moore, Co-Chief Executive Officer


                                 MANAGING TRUSTEE


                                     /s/ Susan A. Brown
                                     ------------------
                                     Susan A. Brown



                                 SUPERVISORY TRUSTEES


                                     /s/ John M. Tobin
                                     -----------------
                                     John M. Tobin


                                     /s/ Jeffrey Schultz
                                     -------------------
                                     Jeffrey Schultz


                                     /s/ Gregory Lathrop
                                     -------------------
                                     Gregory Lathrop

                                    EXHIBIT A

     ICH Assets and Securities Transferred to Lone Star Liquidating Trust

          1. All cash and short-term investments (excluding $2.5 million, $500,000 Tenneco settlement proceeds);

          2.   All restricted cash including:

               -        Republic Tower Rental Trust Account;
               -        Consolidated Fidelity tax obligation escrow;
               -        The escrow relating to the PennCorp Purchase agreement;
               -        Rights under the Modern/Western Escrow Agreement with
                    Reassure America Life Insurance Company;

          3. All real property, other than the Perry Park, KY land and improvements, including:

               -        Baton Rouge, LA land;
               -        Ponderosa Inn, Burly, ID;
               -        Deltona Lakes, FL land;
               -        Real property known as Post Oak Park, located in
                          Houston, Texas.

          4.   All Facilities Management Installation stock:

          5.   BML Agency stock;

          6.   SLC Financial Services stock;

          7.   All First Commonwealth Corporation stock;

          8.   All Churchill Downs stock;

          9.   All XRC Corp. stock;

          10.  All National Energy Group, Inc. stock;

          11.  All Kentucky Central Life Insurance Co. stock;

          12.  All Kentucky Investors, Inc. stock;

          13.  All Worthington Industries. Inc. stock;

          14.  All IMO Delaval Inc. stock;

          15.  All Transamerica Corporation stock;

          16.  Southwestern Financial Corp. $40 million Note due 2005;


                                   Exhibit A-1

          17.  Distribution and Liquidation Interest in Stone Capital Corp.;

          18. Penncorp Purchase Agreement, including without limitation any and all rights, claims, counterclaims, choses and causes of action that may be asserted or enforced under Article VI (including without limitation Section 6.5);

          19.  All ICH Funding Corporation stock;

          20.  Reinsurance receivables owed to BML;

          21.  Mississippi Power and Light Co. Debenture;

          22.  Fund America Investors Corp. Bonds;

          23.  Vanguard American Finance ABS 93-C5;

          24.  All Certified Capital Corp. stock;

          25.  Hicks Muse Limited Partnership (Hatbrands L.P.);

          26.  Hicks Muse Limited Partnership (Hatbrands Montana L.P.);

          27. Rights, claims or actions under the Modern/Western Agreement and/or the Philadelphia American Agreement;

          28.  Receivable from BML for Capital and Surplus Retention Assets; and

          29. All claims, choses and causes of action relating to the assets transferred to Lone Star Liquidating Trust pursuant to the terms of the Joint Plan and the Order.

























                                   Exhibit A-2

                                                                       EXHIBIT B

                       [FORM OF FACE OF TRUST CERTIFICATE]

                  Beneficial Interest ("Trust Interest") in the
                Lone Star Liquidating Trust Established Under the
                      Lone Star Liquidating Trust Agreement

Certificate No.                                             Face Amount of Trust
                                                                       Interests

T-___________                                    Represented by this Certificate

                                   See Reverse for Description of Certain Terms,
                               Conditions and Restrictions on the Trust Interest

     This certifies that _______________ is the registered holder of Trust Interests in the face amount of ______________________ in the Trust established under the Lone Star Liquidating Trust Agreement ("Trust Agreement"), dated as of February ___, 1997, established by I.C.H. Corporation pursuant to the First Amended Joint Plan of Reorganization in the Chapter 11 case styled In re I.C.H. Corporation et al., Case No. 395- 36351-RCM-11 (the "Case"), in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Court") as confirmed by the order of such Court entered on ___________, 1997 (as so confirmed, the "Joint Plan"), and accepted by the Managing Trustee for the benefit of the Trust Beneficiaries. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and the Joint Plan, to which Trust Agreement and Joint Plan the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. All terms not specifically defined herein shall have the meanings set forth in the Trust Agreement. Subject to the Trust Agreement and the limitations set forth therein, including the payment of all fees related to transfers, the transfer of Trust Interests represented by this Certificate is registerable in the Trust Register kept by the Registrar and Transfer Agent upon surrender of this Certificate for that purpose, duly endorsed by, or accompanied by a written instrument of transfer satisfactory in form to the Managing Trustee and the Registrar and Transfer Agent, duly executed by, the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates evidencing a like amount of Trust Interests will be issued to the designated transferee or transferees; provided, however, that no Certificates evidencing less than $1,000 shall be issued.


     In Witness Whereof, this Certificates has been executed by the Managing Trustee hereunto duly authorized.

Dated:
                                 [Name of Managing Trustee], as Managing Trustee
                                            for the Lone Star Liquidating Trust]

                                   Exhibit B-1

Countersigned and Registered:


[Name of Registrar and Transfer Agent]


By:
                              Authorized Signature





                                   Exhibit B-2

                       [FORM OF FACE OF TRUST CERTIFICATE]

                  Beneficial Interest ("Trust Interest") in the
                Lone Star Liquidating Trust Established Under the
                      Lone Star Liquidating Trust Agreement

     The Trust Interests represented by this Certificate represent beneficial interests in the Trust established under the Trust Agreement and Joint Plan as confirmed by the United States Bankruptcy Court, Northern District of Texas, Dallas Division, by Order entered on _________________, 1997.

     The Managing Trustee will furnish without charge to each holder who so requests complete copies of the Trust Agreement and the Joint Plan. Such requests should be made in writing to the Managing Trustee at her principal office at:

                           3811 Turtle Creek Boulevard
                             300 Turtle Creek Centre
                               Dallas, Texas 75219

     The record date for determining entitlement to distributions of Available Cash, if any, from the Trust to Trust Interest holders listed in the Trust Register shall be established pursuant to the Trust Agreement.

     At the office or agency of the Managing Trustee maintained for such purpose and in the manner and subject to the limitations provided in the Trust Agreement, this Certificate may be exchanged for new Certificates evidencing a like aggregate amount of Trust Interests. Upon due presentation for registration of transfer of this Certificate at the above-mentioned office or agency and the payment of all fees provided in the Trust Agreement related to such transfer, and subject to the limitations set forth in the Trust Agreement, a new
Certificate or Certificates evidencing a like aggregate number of Trust Interests will be issued to the transferee or transferees as provided in the Trust Agreement. The Managing Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any exchange or registration of transfer of this Certificate in addition to the fees provided in the Trust Agreement.

     The Managing Trustee or any agent of the Managing Trustee may deem and treat the Person in whose name this Certificate is registered upon the Trust Register as the absolute owner hereof for all purposes, and neither the Managing Trustee nor any such agent shall be affected by any notice to the contrary until changed in the Trust Register in accordance with the Trust Agreement.

     The  obligations  and   responsibilities   of  the  Managing   Trustee  and
Supervisory Trustees with respect to the Trust Interest under the Trust Agreement shall terminate upon the payment to holders of Trust Interests of all amounts held in the Trust and required to be paid to them pursuant to the Trust Agreement and, in any event, upon termination of the Trust.

                                   Exhibit B-3

     In the event of any omissions in the terms of this Certificate, or in the event of any conflict between the terms of this Certificate and the terms of the Trust Agreement, the terms of the Trust Agreement shall control.

                    -----------------------------------------

     THE EXERCISE OF VOTING RIGHTS WITH RESPECT TO THE INTERESTS REPRESENTED BY THE TRUST CERTIFICATES AND THE TRANSFER OF TRUST CERTIFICATES ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT.

                    -----------------------------------------

     THE TRUST INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATES SECURITIES LAWS AND HAVE BEEN ISSUED PURSUANT TO THE EXEMPTION TO THE REGISTRATION
REQUIREMENTS THEREOF AFFORDED BY 11 U.S.A. ss. 1145. ACCORDINGLY, THIS CERTIFICATE CAN ONLY BE SOLD OR OTHERWISE TRANSFERRED. PLEDGED OR HYPOTHECATED PURSUANT TO THE PROVISIONS OF SUCH SECTION.

                                   Exhibit B-4